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                                                                    Exhibit 99.2

                               [HEINZ LETTERHEAD]


                   HEINZ ANNOUNCES TRANSFORMATIVE TRANSACTION
                 TO BECOME FASTER-GROWING, MORE FOCUSED COMPANY

                  - Heinz will spin off its North American Pet Food and Pet Snacks, U.S. Tuna, U.S. Private Label Soup, College Inn Broth, and U.S. Infant Feeding Businesses and Merge them with Del Monte

                  - Heinz Planning to Invest Additional $100 Million Plus in Marketing This Year

                  - Heinz Targets 8-10% Annual EPS Growth, 3-4% Sales Growth after Transition Year of Fiscal 2003

PITTSBURGH, PA, JUNE 13, 2002 -- H.J. Heinz Company (NYSE: HNZ) today announced a definitive agreement to spin off a number of U.S. and North American businesses and merge them with Del Monte Foods Company (NYSE:DLM). These businesses, which together generate approximately $1.8 billion in annual sales (or 20% of annual revenues), are: North American pet food and pet snacks; U.S. tuna; U.S. private label soup and College Inn(R) broth; and U.S. infant feeding. As a result of the transaction, Heinz will have a faster-growing U.S. portfolio that compares with the best in the food industry. Heinz's international portfolio has a strong distribution base in many countries with strong leading brands and significant growth potential in Europe and Asia. Heinz is in the process of exporting its recent innovation successes in the U.S. to its powerful international platform.

         Under the terms of the agreement, which have been approved by the boards of directors of both companies, Heinz will contribute the businesses listed above to a newly-created subsidiary, which will be spun off to Heinz's shareholders and immediately merged with a subsidiary of Del Monte to create the "new" Del Monte. The new company will retain the Del Monte Foods Company name and will continue to be traded under the Del Monte (DLM) ticker on the New York Stock Exchange. Included in the transaction will be the following brands:
StarKist(R), 9-Lives(R), Kibbles 'n Bits(R), Pup-Peroni(R), Snausages(R), Nawsomes(R), Heinz Nature's Goodness(R) baby food and College Inn(R) broths.
The transaction is expected to close around the end of the calendar year 2002 or early 2003.
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         "This transformative transaction is a unique win-win proposition for both companies," said William R. Johnson, Chairman, President and CEO of Heinz. "Heinz will become a faster-growing, more focused, international food company, targeting consistent earnings per share increases of 8 to 10 percent per year and targeting 3 to 4 percent increases in annual sales following this transition year. Over the past two years, the remaining businesses of the `new' Heinz enjoyed annual sales growth of 5 percent, with North America grocery growing at 7 percent, U.S. frozen food at 16 percent, and our European businesses at 7 percent. To drive further growth, I am pleased to announce that we plan to invest an incremental $100 million in Fiscal 2003 in marketing. This investment will support new product innovations in both our Meal Enhancement (e.g., ketchup) and our Meals and Snacks segments."

         In addition to their current ownership positions in Heinz, this transaction gives Heinz shareholders a stake in the new Del Monte. Based on the exchange ratio and assuming Heinz's current, fully-diluted capitalization, Heinz shareholders will receive - in addition to retaining their current Heinz shares
- approximately 0.45 shares of new Del Monte company common stock for every one share of Heinz common stock they hold, subject to certain adjustments at the closing. At the close of the transaction, Heinz shareholders will own approximately 74.5%, and Del Monte shareholders will own approximately 25.5% of the fully diluted share capital of new Del Monte.

         As a result of the merger, Del Monte is expected to assume approximately $1.1 billion in additional debt associated with the spun-off businesses. This will result in a corresponding initial decrease in debt for Heinz of $1.1 billion at the close of the transaction. Heinz reiterated its debt reduction plan and aims to pay down an additional $1 billion in debt by the end of Fiscal 2005. Heinz is expected to take a one-time transaction-related charge in Fiscal 2003 of approximately $160 million after tax during Fiscal 2003.
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         Post-merger, Del Monte Chairman and Chief Executive Officer Richard G.
Wolford will continue in that capacity with the "new" Del Monte. The independent board of directors for the new Del Monte will have nine members, including six appointees nominated by Heinz and three nominated by Del Monte, including Mr. Wolford.

         "With this transaction, Del Monte will have center-store scale with a broad product portfolio in multiple attractive dry-food categories. Seventy-five percent of Del Monte's business will be branded with two-thirds of its brands in the number-one position. As major strategic brands in the Del Monte portfolio, StarKist(R), 9-Lives(R), Kibbles 'n Bits(R), Pup-Peroni(R), Snausages(R), Nawsomes(R), Heinz Nature's Goodness(R) baby food and College Inn(R) broth will benefit from increased investment and marketing support as well as from Del Monte's scalable infrastructure and brand-building expertise," said Mr. Wolford.

         (Editor's note: See Del Monte release issued today for additional information.)


HEINZ BECOMES FASTER-GROWING, MORE FOCUSED COMPANY


         "As a stronger, more focused company, Heinz is better positioned to increase shareholder value by unlocking the potential of our powerful brands," added Mr. Johnson. "We will now be focused on two attractive food segments, Meal Enhancers and Meals & Snacks, with exciting products for all ages and tastes. Approximately 44% of our annual sales will be in the U.S. with 56% from outside the U.S."

         After the close of the transaction, Heinz's annual common stock dividend is expected to be reduced, starting in April 2003, by about one-third to approximately $1.08 per share, reflecting the smaller business base and to finance greater investment in brand growth. The adjusted dividend payout ratio would still place Heinz in the top quartile of the S&P 500 and above the average for the peer food group.
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FISCAL 2003 EXPECTATIONS

         Looking forward to the transition year of Fiscal 2003, Heinz estimates on a pre-spin basis, an EPS range of $2.50 to $2.65 reflecting the more than $100 million planned incremental marketing spend. On a post-spin basis (assuming the transaction closed on May 1 this year), Heinz estimates Fiscal 2003 EPS in the range of $2.00 to $2.05 per share, reflecting the impact on earnings of the spin-off and the planned incremental marketing. These EPS estimates also incorporate accounting adjustments related to recent regulatory changes in the ways companies must report goodwill.

NEW, MORE FOCUSED GLOBAL ORGANIZATION

         Reflecting the company's new focus on faster growth, Heinz also announced significant senior leadership changes that will result in a more focused global organization with two executive vice presidents responsible for 90 percent of total profits.

         Joseph Jimenez, Jr., currently President of Heinz North America, will be promoted to Executive Vice President -- President and Chief Executive Officer of Heinz Europe effective July 1. He succeeds David R. Williams, currently a member of the board, Executive Vice President and President and Chief Executive Officer of Heinz Europe, Africa and India. Mr. Williams has announced his intention to retire September 1, following 35 years of service at Heinz. Mr. Williams will be nominated by Heinz to become one of the Directors of the new Del Monte after the transaction closes.

         Neil Harrison, currently President of Heinz Frozen Foods, will be promoted to Executive Vice President -- President and Chief Executive Officer of Heinz North America, effective July 1.
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         Michael J. Bertasso will be promoted to Senior Vice President --
President of Heinz Asia/Pacific, effective September 1. He succeeds Richard H. Wamhoff, currently President of Heinz Asia/Pacific, who has announced that he will retire in September following 34 years of service at Heinz.

         Michael D. Milone will become Senior Vice President -- Chief Growth Officer in charge of global category development and with responsibility for Heinz operations in South America, India and Africa. Mr. Milone also will oversee the transition of the spin-off businesses to Del Monte during the next six months.

         Commenting on the changes, Mr. Johnson said, "The post-transaction organization structure at Heinz will be more focused and led by world-class managers oriented to innovation and growth. I also want to pay special tribute to Dave Williams and Dick Wamhoff, who have served as outstanding leaders of many global Heinz businesses over the years."


HEADQUARTER CITIES FOR HEINZ AND DEL MONTE


         Heinz's World Headquarters and Heinz North America Headquarters will remain in Pittsburgh, the city where the company was founded in 1869.

         San Francisco will continue to serve as headquarters for Del Monte. The Heinz complex on Pittsburgh's North Side, will be transferred to Del Monte, and will serve as the central offices for Del Monte's new Pittsburgh business operations, described earlier. These operations will represent 55 to 60 percent of the new Del Monte, with four significant businesses that generate $1.8 billion in annual sales.

         "Pittsburgh now will have two great food companies, Heinz and Del Monte," Mr. Johnson commented.
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         The Pittsburgh factory will continue to make its range of products for
Del Monte, including baby food and soup for private label customers and College Inn(R) broths, plus Heinz(R)-brand foodservice soup for Heinz under a co-pack arrangement. The Heinz(R) brand will be licensed to Del Monte for the manufacture of baby food for two years, as it continues the transition to the Nature's Goodness(R) label. In total, Del Monte will own and operate eight former Heinz factories, including the Pittsburgh facility and those in Bloomsburg, Pennsylvania; Topeka and Lawrence, Kansas; Elmira, Ontario, and Calgary, Alberta in Canada; Terminal Island, California; and Pago Pago, American Samoa. Eight United States distribution centers will transfer to Del Monte.

         Following the transaction, approximately 5,000 employees will transfer to Del Monte. They represent 11 percent of Heinz's current global work force. Fewer than 100 jobs (or less than two-tenths of one percent of the existing work force) throughout the Heinz U.S. and Canadian operations will be lost. Heinz employees transferring to Del Monte will retain their same salary and benefits levels.

         "Importantly, I want to take this opportunity to welcome Heinz's talented employee base," Mr. Wolford explained. "The Del Monte and Heinz cultures are extremely compatible. Both companies have long histories and established reputations as providers of healthy and nutritious foods and share a commitment to their employees, customers and communities. Del Monte will leverage the immense talent resident in both organizations to achieve the full potential of this dynamic combination."

         The transaction is subject to regulatory approvals, customary closing conditions, and the receipt of a ruling from the Internal Revenue Service that the transaction is tax-free to shareholders of both companies. The transaction also requires the approval of Del Monte shareholders. The investment firm Texas Pacific Group (TPG), which owns approximately 47 percent of Del Monte's outstanding common stock, has entered into an agreement to vote its shares in favor of the transaction.
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         Heinz was advised by UBS Warburg, JPMorgan, and Simpson Thacher &
Bartlett.

INTERNET BROADCAST OF CONFERENCE CALL

         Heinz will host a conference call and meeting with analysts at 8:30 a.m. Eastern Time today. The meeting will be held at The New York Palace Hotel and Tower at 455 Madison Avenue, New York. The meeting will be webcast live on www.heinz.com and via conference call at 1-888-276-0005. The Heinz website, www.heinz.com, will contain the slides for the fourth quarter and fiscal year-end presentation beginning at 8:00 a.m. The webcast will be archived for repeat broadcast beginning at about 2:00 p.m. today.

         Del Monte will host a conference call and meeting with analysts at 10:00 a.m. Eastern time today. The meeting will be held at the Palace Hotel, 455 Madison Avenue, New York, New York, fifth floor. The meeting will be webcast live on www.delmonte.com and via conference call at 1-800-482-5543 (domestic), or 1-303-267-1000 (international). The webcast will be available online at www.delmonte.com until June 20, 2002.

         For detailed information on the transaction, including pro-forma results for Heinz, please visit www.heinz.com.

NOTE TO BROADCAST MEDIA:
         B-Roll footage, including interviews with Mr. Johnson, will be available today at the following times and satellite coordinates:

(All Times Eastern)
9:45-10:00 a.m.                             12:45-1:00 p.m.

Telstar 5, Transponder 16 ( c ) band        Telstar 6, Transponder 8 ( c )

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
3:00-3:15 p.m.                              7:00-7:15 p.m.

Telstar 6, Transponder 22 ( c )             Telstar 5, Transponder 24 ( c ) band

                                       ##

ABOUT  HEINZ
         H. J. Heinz Company is one of the world's leading processors and marketers of high-quality ketchup, condiments, sauces, meals, soups, snacks and infant foods through all retail and foodservice channels. A host of favorite brands, such as Heinz(R) ketchup, Ore-Ida(R) french fries, Boston Market(R) and Smart Ones(R) meals and Plasmon(R) baby food are the growth drivers in Heinz's two strategic global segments: Meal Enhancers and Meals & Snacks. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by the Heinz(R) brand, a global consumer icon with $2.5 billion in annual sales. Fourteen additional brands, each with more than $100 million in annual sales, generate a further $2.6 billion. Information on Heinz is available at www.heinz.com.


SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's views of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the control of the Company and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. These include, but are not limited to, the ability to obtain required third-party consents, regulatory and Del Monte shareholders' approval of the transactions described herein, including a private letter ruling from the Internal Revenue Service, and the success of business integration in a timely and cost-effective manner. In addition, future dividends on Company stock at any level are subject, among other things, to certain legal requirements being met at the time of declaration. Other uncertainties include sales, earnings and volume growth, achieving cost savings programs, competitive conditions, production costs, global economic and industry conditions, new product and packaging innovations, supply chain efficiency and cash flow initiatives, and other factors described in the Company's Form 10-K for the fiscal year ended May 2, 2001, and described in Del Monte's Form 10-K for the fiscal year ended June 30, 2001, in each case, as updated from time to time by the Company and Del Monte in their respective subsequent filings with the Securities and Exchange Commission (the "SEC"). The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and operating performance and speak only as of their dates. The Company and Del Monte undertake
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no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors and security holders are advised to read, when it becomes available, the proxy statement/prospectus and related documents regarding the proposed transactions to be filed by Del Monte with the SEC because it will contain important information. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and related documents filed by Del Monte at the SEC's web site at www.sec.gov. The joint proxy statement/prospectus and related documents may also be obtained (when available) from Del Monte by directing such request to Del Monte Foods Company, P.O. Box 193575, San Francisco, CA 94119-3575, Attn: Thomas E. Gibbons, or from Heinz by directing such request to H. J. Heinz Company, P.O. Box 57, Pittsburgh, PA 15230-0057, Attn: Karyll A. Davis.



         /CONTACT: MEDIA: Ted Smyth, SVP-Corp. & Govt. Affairs, 412-456-5780; Debbie Foster, Director-Corp. Comm., 412-456-5778; or Jack Kennedy, GM-Strategic Comm., 412-456-5923; CANADIAN MEDIA: Anna Relyea, Comm. Mgr, 416-226-7587;
INVESTORS: Jack Runkel, VP-Investor Relations, 412-456-6034, all of Heinz/